Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-4 (No. 333-290071) and Form S-8 (Nos. 333-268789 and 333-269037) of MasterBrand, Inc. of our report dated February 13, 2026 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
February 13, 2026